UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

CROWN BAUS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd, Suite 450 Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-866-784-7239

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On October 24, 2014, Crown Baus Capital Corp. (the “Company”) sent notice to WebCongress, Inc. (“WebCongress”) that it was unilaterally terminating and unwinding the Share Purchase Agreement (the “Agreement”) that it had entered into with WebCongress on April 15, 2014 and all related Management Agreements pertaining to the Agreement.  The terms and conditions of the Agreement were disclosed on a Form 8-K filed with the Commission on April 23, 2014 and are incorporated by reference into this Form 8-K.

The Company has decided to terminate and unwind these agreements based on material misrepresentations in revenue projections, undisclosed financial transactions, and other deficiencies that the Company discovered while preparing to audit WebCongress.  The Company will seek the return of any cash payments and shares issued pursuant to these agreements.  The Company is not subject to any termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN BAUS CAPITAL CORP.

Date: October 27, 2014	By:	/s/ Chad S. Johnson
Chad S. Johnson, President, C.E.O. & Director